Contact:
Tammie Brown
Workstream, Inc.
1-877-327-8483, ext. 263
tammie.brown@workstreaminc.com

                 Workstream Introduces TalentCenter(TM) Solution
                   On-Demand Talent Management Portal Delivers
                    Employee Lifecycle Application Services

      Chicago, IL., Oct. 13, 2004 - Workstream Inc. (NASDAQ:WSTM), a provider of Enterprise Workforce Management software, will be exhibiting at the HR Technology Tradeshow, in booth 515, starting today at McCormick Place in Chicago, unveiled the Workstream TalentCenter. TalentCenter is an integrated, open portal solution that aggregates applications, content and services that companies use to manage all phases of the employee lifecycle - from recruitment to retirement. Delivered on a monthly subscription basis, under a 'software as a service' delivery model, Workstream's new TalentCenter offering gives companies a cost-effective way to manage their most important asset - their people.

      Applications and services integrated within the Workstream TalentCenter include: Workstream Recruitment, Workstream Performance, Workstream Compensation, Workstream Rewards and Workstream Transition. All necessary infrastructure services are managed and maintained at Workstream's state-of-the-art data center. Through just a standard web browser, companies have access to Workstream's on-demand applications and can turn on those they need, whenever they need them. TalentCenter provides companies the flexibility to start small and grow over time or deploy the entire solution all at once.

      According to Gartner, the market for strategic Talent Management solutions is a growth area within the overall HR market. "Companies realize that it is essential to more effectively manage their employees," remarked James Holincheck, Research Director, Human Capital Management Applications at Gartner. "Getting approval for large-scale software implementations today is still a lengthy and difficult task. Most companies must solve their human capital management challenges in phases and are looking for technology partners that provide a flexible suite of solutions that can grow with the company's needs over time."

A Flexible Alternative, Offering Something for Everyone within the Organization

      The Workstream TalentCenter provides a unified and secure access point for all of Workstream's offerings including recruiting, performance management, compensation, rewards and transition services. The role-based portal provides single sign-on authentication to all licensed Workstream products and services. This integrated, open approach creates a seamless user experience that facilitates rapid user adoption of the many on-demand applications and services that a customer may choose.

      The Workstream TalentCenter offers a one-stop resource for a wide variety of workforce management tools for everyone within an organization, including:

      o For Managers the TalentCenter provides a single, consolidated view of all of the content and applications necessary to manage their people effectively and within corporate guidelines.

      o For Employees the TalentCenter is a personalized, easy-to-use way to view basic work-based applications such as their performance objectives and goals, compensation, incentive programs and discounted online shopping.

      o For Human Resources Professionals the TalentCenter is a flexible approach that leverages and extends the company's existing transaction-based ERP investments, while helping them to more efficiently manage the overall employee lifecycle within their organization.

      "Our goal with the Workstream TalentCenter is to provide an easy-to-use package of integrated workforce management software and services, which is value-priced and can be rolled out quickly," Kevin Dobbs, Senior Vice President at Workstream, said. "The way companies have been buying and installing software for the last twenty years is undergoing a major shift away from the old software licensing model. TalentCenter offers a bold, new approach that not only changes the way our customers are going to purchase software but also offers a more intriguing way to deploy solutions that will dramatically improve the performance and productivity of their overall workforces."

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About Workstream

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With 12 offices across North America, Workstream services customers including BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

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